UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Compliance Systems Corporation

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

PRELIMINARY COPY

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF

STOCKHOLDERS OF COMPLIANCE SYSTEMS CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Compliance Systems Corporation:

This Notice of Action Taken Pursuant to Written Consent of Stockholders is being mailed or furnished to the stockholders of Compliance Systems Corporation, a Nevada corporation (the “Company”), in connection with the authorization of the corporate action described in the accompanying Information Statement by means of the (x) unanimous written consent of the Board of Directors of the Company, dated as of July 12, 2012, and the written approval and adoption of such corporate action, dated as of July 12, 2012 (the “Record Date”), by those holders of record as of the Record Date of a majority of each class of securities of the Company entitled and required by applicable law to approve and adopt the corporate action. Holders of the Company’s securities having the following voting powers approved the corporate action described in the accompanying Information Statement:

84.0% of the voting power of all outstanding common stock, par value $0.001 per share, of the Company;

75.2% of the voting power of all outstanding Series A Convertible Preferred Stock, par value $0.001 per share, of the Company;

100.0% of the voting power of all outstanding Series B Convertible Preferred Stock, par value $0.001 per share, of the Company;

74.5% of the voting power of all outstanding Series C Convertible Preferred Stock, par value $0.001 per share, of the Company; and

100.0% of the voting power of all outstanding Series D Convertible Preferred Stock, par value $0.001 per share, of the Company,

Accordingly, all necessary corporate approvals in connection with the corporate action described in the accompanying Information Statement have been obtained and this Information Statement is furnished solely for the purpose of informing the shareholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of such corporate action before it takes effect.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the corporate action. The accompanying Information Statement is provided solely for your information.

By order of the Board of Directors of Compliance System Corporation,

Barry M. Brookstein, Secretary

Dated: July __, 2012

2

INFORMATION STATEMENT

OF

COMPLIANCE SYSTEMS CORPORATION

780 New York Avenue

Suite A

Huntington, New York 11743

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

COMPLIANCE SYSTEMS CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Compliance Systems Corporation, a Nevada corporation (the “Company”), in connection with the authorization of the corporate action described below by means of the (x) unanimous written consent of the Board of Directors (the “Board”) of the Company, dated as of July 12, 2012, and the written approval and adoption of such corporate action, dated as of July 12, 2012 (the “Record Date”), by those holders of record as of the Record Date of a majority of the voting securities of each class of securities of the Company entitled and required by applicable law to approve and adopt the corporate action. Holders of the Company’s securities having the following voting powers approved the corporate action described below:

84.0% of the voting power of all outstanding common stock, par value $0.001 per share (the “Common Stock), of the Company;

75.2% of the voting power of all outstanding Series A Senior Convertible Voting Non-Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company;

100.0% of the voting power of all outstanding Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of the Company;

74.5% of the voting power of all outstanding Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of the Company; and

100.0% of the voting power of all outstanding Series D Senior Convertible Voting Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), of the Company,

Accordingly, all necessary corporate approvals in connection with the corporate action described below have been obtained and this Information Statement is furnished solely for the purpose of informing the shareholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of such corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about July __, 2012, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing with the Nevada Secretary of State of an amendment to the Certificate of Incorporation of the Company (the “Charter Amendment”) reflecting the corporate action described below, but in no event earlier than the twentieth calendar day after this Information Statement is so mailed or furnished. The date of filing the Charter Amendment with the Nevada Secretary of State is referred to in this Information Statement as the “Effective Date.”

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors (the “Board”) of the Company, dated as of July 12, 2012 (the “Board Consent”), the Board adopted resolutions approving a reverse split (the “Reverse Split”) of the Company’s Common Stock on the basis of one share of post-split Common Stock for every 994.488567392 shares of Common Stock outstanding as of the Effective Date (1: 994.488567392), so that 994.488567392 outstanding shares of Common Stock before the Reverse Split (each, a “Pre-Reverse Split Share”) shall represent one share of Common Stock after the Reverse Split (each, a “Post-Reverse Split Share”), and the related Charter Amendment, which shall effectuate the Reverse Split, and proposing that the Reverse Split and Charter Amendment be submitted for a vote of the stockholders of the Corporation entitled and required by applicable law to approve and adopt the Reverse Split and Charter Amendment. The Reverse Split and Charter Amendment were subsequently approved and adopted by the stockholders of the Company by means of a written consent (the “Stockholder Consent”) executed by the holders of voting securities of the Company with the following voting percentages:

84.0% of the voting power of the Common Stock outstanding as of the Record Date;

75.2% of the voting power of the Series A Preferred Stock outstanding as of the Record Date;

100.0% of the voting power of the Series B Preferred Stock outstanding as of the Record Date;

74.5% of the voting power of the Series C Preferred Stock outstanding as of the Record Date; and

100.0% of the voting power of the Series D Preferred Stock outstanding as of the Record Date.

There will be no change in the par value of the Common Stock, nor any change in the number of authorized shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the “Company’s Authorized Stock”), as a result of the Reverse Split and Charter Amendment.

The reasons for, and general effect of, the Reverse Split and Charter Amendment are described in the section of this Information Statement entitled “NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS.”

2

The Board knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of any of the Company’s Authorized Stock.

GENERAL

This Information Statement is first being mailed or furnished to the shareholders of the Company on or about July __, 2012. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Authorized Stock. This Information Statement is being furnished by the Company.

VOTE OBTAINED - NEVADA LAW

Pursuant to Section 320 of the Nevada General Corporation Law (the “GCL”), unless otherwise provided in the articles of incorporation or bylaws, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting, the Board voted to utilize and obtained the written consent of the holders of a majority of voting securities of each class of the Company’s Authorized Securities to approve the Reverse Split and Charter Amendment.

Pursuant to Section 390 of the GCL, unless otherwise provided in the certificate of incorporation or by-laws, any amendment of a certificate of incorporation of a Nevada corporation requires the approval of the holders of a majority of the voting power of each class of securities of such a corporation that is affected by such amendment, as well as by a majority of the voting power of the common stock of the corporation. It is the Company’s position that all classes of the Company’s Authorized Securities will be affected by the Reverse Split and Charter Amendment and, accordingly, sought and received, by means of the Stockholder Consent, approval by a majority of the voting power of each class of the Company’s voting securities.

Each holder of outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock as of July 12, 2012, the Record Date, was entitled to 100 votes for each share of owned. Each holder of outstanding shares of Class D Preferred Stock (collectively with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Company’s Preferred Stock”) as of the Record Date was entitled to 10,000 votes for each share owned. Further, each holder of outstanding shares of Common Stock as of the Record Date was entitled to one vote for each share owned.

3

The following table sets forth, with respect to each class of the Company’s Authorized Stock and as of the Record Date, the number of shares outstanding, the number of votes available to be cast, the number of votes cast in the Stockholder Consent for approval and adoption of the Reverse Stock Split and Charter Amendment and the percentage of the available shares such votes for approval represent.

Class of Company’s Authorized Stock	Number of Shares Outstanding	Number of Votes Available to be Cast	Number of Votes Cast for Approval	Percentage of Votes Cast for Approval
Common Stock	1,441,770,097	2,979,001,997	2,501,910,071	84.0
Series A Preferred Stock	2,293,750	2,293,750	1,725,000	75.2
Series B Preferred Stock	1,250,000	1,250,000	1,250,000	100.0
Series C Preferred Stock	1,828,569	1,828,569	1,361,819	74.5
Series D Preferred Stock	100,000	100,000	100,000	100.0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The Company currently has outstanding five classes of voting securities: the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock currently entitles its holder to cast 100 votes on each matter voted upon by the Company’s stockholders. Each share of Series D Preferred Stock entitles its holder to cast 10,000 votes on each matter voted upon by the Company’s stockholders.

The following tables set forth information with respect to the beneficial ownership of shares of each class of the Company’s voting securities as of the Record Date by:

•	each person known by the Company to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,
•	each of the Company’s current “named executive officers” and directors, and
•	all of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

The term “named executive officers” is defined in the SEC rules as those persons who are required to be listed in the Summary Compensation Table provided under Item 10 of the Company’s latest Annual Report on Form 10-K. The only named executive officer listed in the Company’s latest Annual Report on Form 10-K was, and as of the Record Date is, Barry M. Brookstein, the Company’s sole director, President, Chief Executive Officer and Chief Financial Officer.

4

Except as otherwise indicated in the notes to the following tables,

•	the Company believes that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and
•	the address for each beneficial owner listed in the tables is c/o Compliance Systems Corporation, 780 New York Avenue - Suite A, Huntington, New York 11743.

Series A Senior Convertible Voting Non-Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership	Percentage of Class

Barry Brookstein (1)	200,000	8.7%

All executive officers and directors as a group (one person)	200,000	8.7%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

Series B Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	1,250,000	(2)	100.0%
Spirits Management Inc. (3)	750,000		60.0%

All executive officers and directors as a group (one person)	1,250,000	(2)	100.0%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.
(2)	Includes 750,000 shares of Series B Preferred Stock owned by Spirits Management, Inc. a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder (“Spirits”).
(3)	Spirits is a corporation in which Barry Brookstein, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder.

5

Series C Senior Subordinated Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	857,593	(2)	46.9%
Spirits Management, Inc. (3)	450,601		24.6%
Phone Tel New Corp. (4)	202,491		11.1%
Tele-Serv Inc. (4)	141,345		7.7%
Telmax Co. Inc. (4)	160,390		8.8%
Agile Opportunity Fund, LLC (5)	466,750		25.5%

All executive officers and directors as a group (one person)	857,593	(2)	46.9%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.
(2)	Includes (a) 450,601 shares of Series C Preferred Stock owned by Spirits, a corporation in which Mr. Brookstein serves as an executive officer and director and is the sole stockholder.
(3)	Spirits is a corporation in which Barry Brookstein, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder.
(4)	The address for Phone Tel New Corp., Tele-Serv Inc., and Telmax Co. Inc. is 153 Symphony Court, Eastport, New York 11941.
(5)	The address for Agile Opportunity Fund, LLC is 1175 Walt Whitman Road, Melville, New York 11747.

Series D Senior Convertible Voting Redeemable Preferred Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership	Percentage of Class

Barry Brookstein (1)	100,000	100.0%

All executive officers and directors as a group (one person)	100,000	100.0%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

6

Common Stock

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership		Percentage of Class

Barry Brookstein (1)	722,798,731	(2)	40.8%
Dean Garfinkel (3)	134,636,615	(4)	9.3%
Nascap Corp. (5)	282,970,000		19.6%
Moritt Hock & Hamroff LLP (6)	160,000,000		11.1%
Spirits Management Inc. (7)	146,160,000	(8)	9.4%

All executive officers and directors as a group (one person)	722,798,731	(2)	40.8%

(1)	Mr. Brookstein is the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.
(2)	Includes (a) 63,512 shares of Common Stock owned by Mr. Brookstein’s minor children for which Mr. Brookstein has custodial control, (b) 26,100,000 shares of Common Stock owned by Spirits, (c) 20,000,000 shares of Common Stock issuable upon conversion of the 200,000 shares of Series A Preferred Stock owned by Mr. Brookstein, (d) 50,000,000 shares of Common Stock issuable upon conversion of the 500,000 shares of Series B Preferred Stock owned by Mr. Brookstein, (e) 75,000,000 shares of Common Stock issuable upon conversion of the 750,000 shares of Series B Preferred Stock owned by Spirits, (f) 40,699,200 shares of Common Stock issuable upon conversion of the 406,992 shares of Series C Preferred Stock owned by Mr. Brookstein, (g) 45,060,100 shares of Common Stock issuable upon conversion of the 450,601 shares of Series C Preferred Stock owned by Spirits, and (h) 100,000,000 shares of Common Stock issuable upon conversion of the 100,000 shares of Series D Preferred Stock owned by Mr. Brookstein.
(3)	Mr. Garfinkel is the former Chairman of the Board, Chief Executive Officer and President of the Company.
(4)	Includes 31,756 shares of Common Stock owned by Mr. Garfinkel’s minor children for which Mr. Garfinkel has custodial control.
(5)	The address for Nascap Corp. is 153 Symphony Court, Eastport, New York 11941.
(6)	Moritt Hock & Hamroff LLP has served as outside counsel to the Company. The address of Moritt Hock & Hamroff LLP is 400 Garden City Plaza, Garden City, New York 11530.
(7)	Spirits is a corporation in which Barry Brookstein, the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, serves as an executive officer and director and is the sole stockholder.
(8)	Includes (a) 75,000,000 shares of Common Stock issuable upon conversion of the 750,000 shares of Series B Preferred Stock owned by Spirits and (b) 45,060,100 shares of Common Stock issuable upon conversion of the 450,601 shares of Series C Preferred Stock owned by Spirits.

7

NOTICE TO STOCKHOLDERS OF ACTION

APPROVED BY CONSENTING STOCKHOLDERS

As a result of executing the Stockholder Consent, stockholders of the Company having the requisite majority voting power of each class of the Company’s Authorized Securities have approved and adopted the Reverse Stock Split and adopted and authorized the filing of the Charter Amendment to effectuate the Reverse Stock Split.

Purpose of the Reverse Split

The Company has entered into a Securities Exchange Agreement, dated as of June 7, 2012 (the “RDRD Agreement”), with RDRD II Holding LLC, a Delaware limited liability company (“RDRD”). Pursuant to the RDRD Agreement, RDRD is to sell and transfer to the Company all of RDRD’s 70% equity interest in Seaniemac Limited, a corporation organized under the laws of Ireland “Seaniemac”), in exchange for the Company’s issuance to RDRD of a number of shares (the “RDRD Exchange Shares”) which, following such issuance, equals 95% of the total number of shares of Common Stock then outstanding on a fully diluted basis, including shares of Common Stock which RDRD owns or has the right to acquire1 (the “RDRD Percentage Ownership Requirement”). In addition, the RDRD Agreement requires that, immediately following the issuance of the RDRD Exchange Shares, there be no more than 40,000,500 shares of Common Stock outstanding on a fully diluted basis (the “RDRD Outstanding Shares Requirement”) and that the Company have no more than $350,000 of debt outstanding (the “RDRD Outstanding Debt Requirement”). (Under the RDRD Exchange Agreement, the number of shares outstanding on a fully diluted basis means the number of shares of Common Stock that would be, as of the applicable date, outstanding if all derivative securities of the Company, including, without limitation, warrants, options, rights, convertible debt, convertible securities and exchange securities, then outstanding were exercised, converted or exchanged for shares of Common Stock in accordance with the terms of such derivative securities.) Seaniemac is in the business of operating a sports gaming website. The consummation of the transactions contemplated by the RDRD, including, without limitation, the issuance of the RDRD Exchange Shares, are not subject to stockholder approval under applicable law and the Company is NOT seeking any stockholder action, approval or consent in connection with the RDRD Agreement nor in connection with the issuance of the RDRD Exchange Shares. The Company filed a Current Report on Form 8-K (Date of Report: June 7, 2012) with the Securities and Exchange Commission on June 12, 2012 in connection with entering into the RDRD Agreement and intends to file a further Current Report on Form 8-K with the SEC upon consummation of the transactions contemplated by the RDRD Agreement, including, without limitation, the issuance of the RDRD Exchange Shares. Readers of this Information Statement are urged to read the Form 8-K filed on June 12, 2012 for further information regarding the terms and conditions of the RDRD Agreement and the RDRD Stock Issuance.

[1]	RDRD has a right to acquire from certain of the Company’s creditors 10 million Post-Reverse Split Shares (the “Debt Exchange Shares”) that such creditors have a right to receive in exchange for $500,000 of debt the Company owes such creditors.

8

The Company is currently authorized to issue a total of 2 billion shares of Common Stock and had a total of 1,441,770,097 shares outstanding and 2,079,001,997 shares outstanding on a fully diluted basis as of the date of the Record Date. Further, pursuant to a court order, the Company is obligated to issue to certain creditors of the Company (some of whom are also shareholders of the Company) 10 million Post-Reverse Split Shares (the “Debt Exchange Shares”2) in exchange for the cancellation of $500,000 of debt of the Company due such creditors. As such, the Company does not have a sufficient number of authorized shares of Common Stock in order to issue all of the RDRD Exchanges Shares necessary to comply with the RDRD Percentage Ownership Requirement, given the number of shares outstanding as of the Record Date (both with and without giving effect to the number of shares that would be outstanding on a fully diluted basis). Further, the number of shares outstanding already exceeds the RDRD Outstanding Shares Requirement. The following table sets forth the number of shares that would be outstanding after the issuance of the RDRD Exchange Shares, assuming the Company did not effectuate the Reverse Split:

Common Stock

Number of shares outstanding (non-diluted)	1,441,770,097
Number of shares outstanding on a Fully Diluted Basis (excluding the Debt Exchange Shares)	2,079,001,997
Number of RDRD Exchange Shares issuable to comply with the RDRD Percentage Ownership Requirement3	39,501,037,943
Total number of shares to be outstanding on a Fully Diluted Basis following the issuance of the RDRD Exchange Shares, including the Debt Exchange Shares	41,580,039,940
Number of shares authorized	2,000,000,000
Number of shares outstanding on a Fully Diluted Basis in excess of number of authorized shares, assuming issuance of the RDRD Exchange Shares (including the Debt Exchange Shares)	39,580,039,940

The Board determined, based on the number of shares of Common Stock outstanding on a fully diluted basis, the RDRD Percentage Ownership Requirement and the RDRD Outstanding Shares Requirement, that it was necessary for the Company to effect the Reverse Split in the ratio (the “Reverse Split Ratio”) of one share of post-Reverse Split for every 994.488567392 shares of pre-Reverse Split Shares outstanding (1:994.488567392) in order to consummate the transactions contemplated by the RDRD Agreement. To limit costs and expenses related to the fractional shares that otherwise would be issued as a result of the Reverse Split, the Board has determined, and both the Board Consent and Stockholder Consent contemplate, that fractional shares will be rounded up to the next whole share of post-Reverse Split Common Stock.

[2]	The Debt Exchange Shares, upon issuance, will be considered a part of the Post-Reverse Split Shares held by RDRD for purposes of determining compliance with the RDRD Percentage Ownership Requirement.
[3]	Such amount would include the Pre-Reverse Split Shares that are the equivalent of the 10 million Post-Reverse Split Shares to be issued as the Debt Exchange Shares.

9

Certain Risks Associated With the Reverse Stock Split

In theory, a reverse stock split would result in an increase in the stock price of the Common Stock in direct proportion to the ratio of the reserve stock split (e.g., a one-for-two reverse split of stock of stock trading at $5.00 and having 10 million shares outstanding before the split would theoretically result in a $10.00 trading price for the 5 million shares outstanding after the split). However, the market in the Common Stock may react differently. While the Board believes that the Common Stock would trade at higher prices after the consummation of the Reverse Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed 994.488567392 times the market price of the Common Stock prior to the Reverse Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. The Company cannot provide any assurance that the market price of the Common Stock will increase in any amount. The market price of the Common Stock is based on the Company’s performance and other factors, some of which may be unrelated to the number of shares of Common Stock outstanding.

In addition, there can be no assurance that the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

The Reverse Split will not change each stockholder’s proportionate equity interests in the Company, except as may result from the issuance or cancellation of shares pursuant to the issuance of the fractional shares.

As disclosed below, the Reverse Split will have the effect of substantially increasing the number of shares of Common Stock that the Company will be able to issue to new or existing stockholders because the number of authorized shares and the par value per share of Common Stock will remain the same while the number of shares issued and outstanding will be reduced in accordance with the Reverse Split Ratio.

Principal Effects of the Reverse Split

On the effective date of the Reverse Split, each 994.488567392 pre-Reverse Split Shares issued and outstanding immediately prior to the Effective Date of the Reverse Split will automatically and without any action on the part of the holder of such pre-Reverse Split Shares be converted into one post-Reverse Split Share. The principal effects of the Reverse Split are set forth below.

Corporate Matters. The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of the Record Date:

•	Every 994.488567392 pre-Reverse Split Shares owned by a stockholder would be exchanged for one post- Reverse Split Share; and
•	The number of shares of Common Stock issued and outstanding will be reduced from 1,441,770,097 pre-Reverse Split Shares to approximately 1,449,760 post-Reverse Split Shares (the approximation being due to the fact that there currently are an unknown number of post-Reverse Split Shares that will be issued in lieu of fractional shares in connection with the Reverse Split).

10

The Reverse Split will be effected simultaneously for all of the outstanding shares of Common Stock and the Reverse Split Ratio will be the same for all outstanding shares of Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares as a result of the Reverse Split will have their fractional shares rounded up to the one full post-Reverse Split Share. The Common Stock issuable pursuant to the Reverse Split will remain fully paid and non-assessable.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Fractional shares resulting from the Reverse Split will be rounded up to one full post-Reverse Split Share. Accordingly, each stockholder who otherwise would be entitled to receive a fractional share because such stockholder holds a number of pre-Reverse Split Shares not evenly divisible by the Reverse Stock Ratio, will be entitled, upon surrender of the stock certificate(s) representing the stockholder’s pre-Reverse Split Shares, to one full post-Reverse Split Share. The ownership of a fractional interest will not give a stockholder any voting, dividend or other rights except to have such stockholder’s fractional share rounded up to one full post-Reverse Split Share.

Options and Warrants. All outstanding options, warrants, notes, debentures and other securities exercisable for, convertible to or exchangeable for Common Stock will be adjusted as a result of the Reverse Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the Reverse Split Ratio. Any exercise, conversion or exchange after the Effective Date of options, warrants, notes, debentures and other derivative securities issued/granted prior to the Effective Date that would result in the issuance of a fractional share as a result of the Reverse Split Ratio will be treated, with respect to such fractional share, in the same manner as fractional shares are treated in the Reverse Split.

Authorized Shares. The Company is presently authorized under its Certificate of Incorporation to issue 2 billion shares of Common Stock. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The issuance in the future of additional shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in future financings or otherwise. If the Company issues additional shares, the ownership interest of the then current holders of Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock, other than the RDRD Exchange Shares and shares of Common Stock issuable upon exercise, exchange or conversion of currently outstanding options, warrants and convertible securities.

11

Preferred Stock. The Reverse Split shall have no effect on the Company’s Preferred Stock, other than the number of shares issuable upon conversion of each share of the Company’s Preferred Stock, which change shall be in direct proportion to the Reverse Split Ratio.

Accounting Matters. The Reverse Split will not affect the par value of the Common Stock. As a result, on the Effective Date of the Reverse Split, the stated capital on the balance sheet of the Company attributable to the Common Stock will be reduced in proportion to the Reverse Split Ratio and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), other than in connection with the RDRD Agreement, the Reverse Split was not proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the Board and the Company’s stockholders. Other than the Reverse Split and Charter Amendment, the Board does not currently contemplate recommending to the stockholders of the Company the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act. If the Reverse Split is implemented, trading prices for the Common Stock will continue to be reported on the OTC Bulleting Board under the symbol “COPI” (although the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Split has occurred). We will continue to be subject to the periodic reporting requirements of the Exchange Act.

12

Table Comparison of the Pre-Split and Post-Split Common Stock

The following table depicts the capitalization structure of the Company as of the Record Date, both pre-Reverse Split and post-Reverse Split (the post-Reverse Split issued shares may differ slightly based on the number of fractional shares issued in the Reverse Split) based on the Reverse Split Ratio.

	Number of Shares Authorized	Number of Shares Outstanding	Number of Shares Underlying Derivative Securities and Reserved for Issuance	Number of Shares Authorized but Unissued and Not Reserved for Issuance (1)
Pre-Reverse Split	2,000,000,000	1,441,770,097	637,231,900	(79,001,997)
Post Reverse Split	2,000,000,000	1,449,760	640,764	1,997,909,476

(1)	Does not include any RDRD Exchange Shares. Based on the RDRD Percentage Ownership Requirement, the RDRD Exchange Shares would equal 39,719,952 Post-Reverse Split Shares and the number of Post-Reverse Split Share Authorized but Unissued and Not Reserved for Issuance would be 1,958,189,524.

Dissenter’s Rights of Appraisal

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Stock Split and Charter Amendment.

Procedure for Effecting the Reverse Stock Split and Charter Amendment

The Reverse Split will become effective upon the filing of the Charter Amendment with the Nevada Secretary of State. The Charter Amendment will specify the Effective Date of the Reverse Split to be date of filing of the Charter Amendment. It is the Company’s intent to file the Charter Amendment twenty days after this Information Statement was first mailed to the Company’s stockholders. Accordingly, it is anticipated that the Effective Date of the Reverse Split will be the twentieth calendar day after the date that this Information Statement is first mailed to the Company’s stockholders. The Reverse Split will occur on the Effective Date without any further action on the part of the Board or the Company’s stockholders.

Because the Common Stock is currently quoted on the OTC Bulletin Board, the Reverse Split will also require processing by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for these actions to be recognized in the market for trading purposes. The Company expects to receive FINRA’s clearance prior to the Effective Date. The Common Stock is anticipated to be quoted on the OTC Bulletin Board at the post-Reverse Split trading price on the Effective Date. The Reverse Split will result in any change to the trading symbol of the Common Stock on the OTC Bulletin Board and the CUSIP number of the Common Stock.

On and after the Effective Date, the stock certificates representing the pre-Reverse Split Shares will continue to be valid. Following the Effective Date, new stock certificates will be issued reflecting the Reverse Split, but such will not affect the validity of stock certificates already outstanding. After the Effective Date, each stock certificate representing pre-Reverse Split Shares will be deemed to represent post-Reverse Split Shares giving effect to the Reverse Split Ratio. Certificates representing post-Reverse Split Shares will be issued in due course as certificates evidencing pre-Reverse Split Shares are tendered for exchange or transfer to the Company’s transfer agent, Island Stock Transfer Company. The Company requests that stockholders do not send in any of their stock certificates at this time.

13

As applicable, new stock certificates evidencing post-Reverse Split Shares that are issued in exchange for stock certificates evidencing pre-Reverse Split Shares having legends or restrictions on their transferability will contain the same restrictive legends and restrictions on transferability as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to any post-Reverse Split Shares, the time period during which a stockholder has held pre-Reverse Split Shares will be included in the total holding period. The Company will bear the costs of the issuance of the additional stock certificates.

Persons Interested in the Transaction

Set forth below are the names of all of the Company’s executive officers, directors and principal shareholders (any shareholder beneficially owning 5% or more of the Common Stock) who have an interest in the Reverse Split (other than a proportional interest due to the effect of the Reverse Stock Split on the number of securities of the Company owned by such party) and the nature of such interest.

Certain Federal Income Tax Consequences

The Reverse Split should not result in any recognition of gain or loss. The holding period of the post-Reverse Split Shares will include the stockholder’s holding period for the corresponding pre-Reverse Split Shares owned prior to the Reverse Split. The adjusted basis of the post- Reverse Split Shares owned by a stockholder will be equal to the adjusted basis of such stockholder’s pre-Reverse Split Shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the anticipated low value of the fractional interest.

The Company’s beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which the stockholder resides.

The foregoing summary is included for general information only. Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

14

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented in this Information Statement nor delivered with this Information Statement. Such documents are available to any person, including any beneficial owner of Common Stock, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to the Company’s Corporate Secretary, at 780 New York Avenue - Suite A, Huntington, New York 11743, telephone (516) 656-4197.

The Company files annual, quarterly and special reports and other information with the SEC. Certain of the Company’s SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Dated: July __, 2012

By Order of the Board of Directors of Compliance Systems Corporation,

Barry M. Brookstein, Secretary

15